SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the registrant                     [x]
Filed by a party other than the registrant
Check the appropriate box:
   [ ]   Preliminary proxy statement
   [x]   Definitive proxy statement
   [ ]   Definitive additional proxy materials
   [ ]   Soliciting material pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

Standex International Corporation
(Name of Registrant as Specified in Its Charter)


Deborah A. Rosen, Senior Corporate Attorney
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
   [x]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
	  [ ] $500 per each party to the controversy pursuant to Exchange Rules 14a-6(i)(3).
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
   (1) Title of each class of securities to which transaction applies:
   (2) Aggregate number of securities to which transactions applies:
   (3) Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11.(1)
   (4) Proposed maximum aggregate value of transaction:

		Set forth the amount on which the filing fee is calculated and state how it was determined.
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and indentify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:
   (2)  Form, schedule or registration statement no.:
   (3)  Filing party:




Standex
6 Manor Parkway
Salem, New Hampshire 03079


                                          September 16, 1994



To the Stockholders of Standex International Corporation:

	You are cordially invited to attend the Annual Meeting of Stockholders of Standex International Corporation which will be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts on Tuesday, October 25, 1994 at 11:00 A.M.

	We hope that you will be able to attend the meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented. If you do attend the meeting, you may vote your shares personally.

	This booklet includes the Notice of Annual Meeting and the Proxy Statement, which contain information about the formal business to be acted on by the stockholders. The meeting will also feature a report on the operations of your Company, followed by a question and discussion period.

                                        Sincerely,



                                        Thomas L. King
                                        Chairman of the Board
                                        Chief Executive Officer


STANDEX
6 Manor Parkway
Salem, New Hampshire 03079




NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

	The Annual Meeting of Stockholders of Standex International Corporation (the "Company") will be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts on Tuesday, October 25, 1994, at 11:00 A.M.
local time for the following purposes:

    1. To fix the number of directors at thirteen and to elect five directors to hold office for three-year terms ending on the date of the Annual Meeting of Stockholders in 1997;

    2. To approve the appointment of Deloitte & Touche as independent auditors of the Company for the fiscal year ending June 30, 1995;

    3.  To approve the adoption of the 1994 Stock Option Plan; and

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

	Stockholders of record at the close of business on September 7, 1994 will be entitled to notice of and to vote at the meeting.

                                         By Order of the Board of Directors,



                                         Richard H. Booth, Secretary

September 16, 1994
Salem, New Hampshire

IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

STANDEX INTERNATIONAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
October 25, 1994

	This Proxy Statement is being furnished on or about September 16, 1994 in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, October 25, 1994. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, will be voted for the election of each of the individuals nominated by the Board of Directors and in favor of the other proposals set forth in the Notice of Meeting.

	The election of Directors will require the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting. The ratification of the appointment of Deloitte & Touche as independent auditors and approval of the 1994 Stock Option Plan will require the affirmative vote of a majority of the shares of Common Stock of the Company voting on the proposal in person or by proxy at the Annual Meeting. Stockholders may vote in favor of all nominees for Director or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the ratification of the appointment of Deloitte & Touche as independent auditors and the adoption of the 1994 Stock Option Plan, stockholders should specify their choices on the enclosed form of proxy.

	Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

	Any proxy may be revoked at any time before it is exercised by delivery of written notice to the Secretary of the Company or by executing a subsequent proxy.

	The Board of Directors has fixed September 7, 1994 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. At the record date, there were outstanding and entitled to vote 14,601,491 shares of the Common Stock of the Company. Each share is entitled to one vote.

	All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors and officers, without additional remuneration, may solicit proxies in person and by telecommunications. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses in this regard.

	To assure the presence in person or by proxy of the necessary quorum for holding the meeting, the Company has employed the firm of Corporate Investor Communications, Inc. to assist in soliciting proxies by mail, telephone, facsimile and personal interview for a fee estimated at approximately
$3,000.00.

PROPOSAL 1 - ELECTION OF DIRECTORS

	The persons named in the enclosed proxy will vote to fix the number of directors at thirteen and to elect as directors Messrs. Thomas H. DeWitt, Walter F. Greeley, C. Kevin Landry, H. Nicholas Muller, III, Ph.D. and Edward
J. Trainor, identified below as nominees, for three-year terms expiring in 1997 unless authority to vote for the election of directors is withheld by marking the proxy to that effect.

	In the event that any nominee for election should become unavailable, the person acting under the proxy may vote for the election of a substitute. Management has no reason to believe that any nominee will become unavailable.

	Information about each director and nominee for director at July 31, 1994 follows:

Nominees for Director             Principal Occupations During
For Terms                         Past Five Years And
Expiring In 1997                  Certain Other Directorships

Thomas H. DeWitt                  Executive Vice President/Administration of the Company
 Director Since 1987	             since January 1987; General Counsel of the Company since
 Age 52                           October 1985; Secretary of the Company from July 1984 to
                                  March 1988.

Walter F. Greeley                 Chairman, High Street Associates, Inc. (a management and
 Director Since 1989              acquisition group) since 1988; Senior Vice President and
 Age 63                           Secretary, Cabot Corporation from 1985 to 1988.

C. Kevin Landry                   Managing Director and CEO, TA Associates, Inc. (a private
 Director Since 1975              equity firm), Boston, MA. since January 1994 and prior
 Age 50                           thereto Managing Partner of TA Associates.

H. Nicholas Muller, III, Ph.D.    Director of the State Historical Society of Wisconsin since
 Director Since 1984              October 1985.
 Age 55

Edward J. Trainor                 President and Chief Operating Officer of the Company since
 Age 54                           July 1994; President of the Standex Institutional Products
                                  Division of the Company from February 1987 to July 1994;
                                  Vice President of the Company from August 1992 to July 1994.

Directors To Continue             Principal Occupations During
In Office For Terms               Past Five Years And
Expiring In 1995                  Certain Other Directorships

William L. Brown*                 Chairman of the Board of Bank of Boston Corporation and
 Director Since 1961              The First National Bank of Boston from January 1983 to
 Age 72                           March 1989.

                                  Director of G.C. Companies, Inc., Stone & Webster,
                                  Incorporated, Ionics, Incorporated, Bradley Real Estate Trust
                                  and North American Mortgage Company.

Thomas L. King*                   Chairman of the Board of the Company since January 1992,
 Director Since 1970              President of the Company since August 1984 and Chief
 Age 64                           Executive Officer of the Company since July 1985.

                                  Director of Augat Inc.

Sol Sackel                        Former Senior Vice President of the Company.
 Director Since 1983
 Age 70

Lindsay M. Sedwick                Vice President of the Company since January 1990 and
 Director Since 1992              Treasurer of the Company since January 1986.
 Age 59

Directors to Continue             Principal Occupations During
In Office For Terms               Past Five Years And
Expiring In 1996                  Certain Other Directorships

John Bolten, Jr.+                 Consultant to the Company.
 Director Since 1955
 Age 74

David R. Crichton                 Executive Vice President/Operations of the Company since
 Director Since 1992              June 1989, and President of the Standex Precision Engineering
 Age 56                           Division of the Company from June 1987 to May 1989.

Samuel S. Dennis 3d*+             Senior Partner, Hale & Dorr (Attorneys), Boston, MA; Vice
 Director Since 1955              President of the Company from November 1957 to June 1989.
 Age 84

                                  Director of Augat Inc.

Daniel B. Hogan, Ph.D.            President, The Apollo Group (Management Consultants) since
 Director Since 1983              1991; Vice President and Director, Research and Develop-
 Age 51                           ment, McBer Co. 1990; Management Consultant from 1989
                                  through 1990; Psychologist, McLean Hospital, Belmont, MA
                                  and Instructor of Psychology, Harvard Medical School,
                                  Cambridge, MA from 1983 through 1989.

<F+>  Founder of the Company.
<F*>  Member of the Executive Committee of the Board of Directors.

STOCK OWNERSHIP IN THE COMPANY

Stock Ownership by Directors, Nominees for Director and Executive Officers

	The following table sets forth information regarding beneficial ownership of the Company's Common Stock of each director, each nominee for director, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group.

                                          Beneficial Ownership (1)
                                                         Percent of
                                          No. of         Outstanding
Name                                      Shares         Common Stock

John Bolten, Jr.                           344,099(3)          2.4
William L. Brown                            48,360              **
David R. Crichton                           36,330(2)           **
Samuel S. Dennis 3d                        569,811(4)          3.9
Thomas H. DeWitt                            89,909(2)(5)        **
Walter F. Greeley                            2,004              **
Daniel B. Hogan, Ph.D.                      13,914(6)           **
Thomas L. King                             256,204(2)          1.8
C. Kevin Landry                              5,368              **
H. Nicholas Muller, III, Ph.D.               3,630              **
Sol Sackel                                  10,416              **
Lindsay M. Sedwick                          47,125(2)           **
Edward J. Trainor                           16,756(2)           **

All Directors and Executive Officers     1,455,735             9.9
	as a Group (15 Persons)

<F**>  Less than 1% of outstanding Common Stock.
<F1>  	As used herein, "beneficial ownership" means the sole or shared power to vote, and/or the sole or shared investment power with respect to shares of
       Common Stock. The directors have sole voting and investment power with respect to the shares shown as beneficially owned by them except for  40,968 shares for Mr. DeWitt, 1,200 shares for Mr. Greeley,  4,000 shares for Mr. Landry,
       1,300 shares for Mr. Sedwick, and 7,690 shares for Mr. Trainor, which are jointly held with their respective spouses. The shares owned by spouses or minor children of certain directors have not been included because the respective directors have disclaimed beneficial interest in the shares. These shareholdings are: Mrs. DeWitt (794), Mrs. Dennis (61,000), Mr. Hogan's
       children (6,000), Mrs. Landry and their children (137,254), and Mrs. Sackel
       (2,000).
<F2>  	The numbers listed include estimates of the shares held in the Standex
       Employees' Stock Ownership Plan at June 30, 1994, which are vested to the accounts of Messrs. King, DeWitt, Sedwick, Crichton and Trainor. These
       individuals have voting power over the shares allocated to them in this plan, but no investment power; however, in the event of a tender or exchange offer for the Common Stock of the Company, these individuals (along with all other participants) will determine, on a confidential basis, whether the Common
       Stock held in their accounts should be tendered or exchanged. The numbers also include the following shares which are capable of being purchased by exercise of stock options within 60 days of July 31, 1994: Mr. King (25,200), Mr.
       Trainor (5,200), Mr. DeWitt (14,800) and Mr. Sedwick (14,532).
<F3>  	The number listed includes 28,710 shares held in a trust of which
       Messrs. Bolten, Jr., Hogan and Dennis are trustees. To avoid duplication, these shares have only been shown as beneficially owned by Mr. Bolten, Jr.
<F4>  	The number listed includes 15,000 shares held in trusts as to which Mr.
       Dennis is sole trustee and 246,670 shares as to which he is co-trustee. The latter number includes a trust holding 62,188 shares wherein Mr. Dennis is a co-trustee with Messrs. Bolten, Jr. and Hogan. To avoid duplication, these shares have only been shown as beneficially owned by Mr. Dennis. Mr. Bolten,
       Jr. is also a co-trustee with Mr. Dennis of a trust holding 125,738 shares.
       However, in order to avoid duplication, these shares have only been shown as beneficially owned by Mr. Dennis.
<F5>  	The number listed includes 13,000 shares held in a trust as to which Mr.
       DeWitt is a co-trustee.
<F6>  	The number listed includes 6,040 shares held in a testamentary estate as to which Mr. Hogan is executor.

Stock Ownership of Certain Beneficial Owners

	The table below sets forth each stockholder who, based on public filings, is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of July 31, 1994.

                                                        Beneficial Ownership
                                                                       Percent of
Name and Address                                        No. of         Outstanding
Of Beneficial Owner                                     Shares         Common Stock

State Street Bank and Trust Company, as Trustee of      1,729,515(1)   11.8
the Standex International Corporation Employees'
Stock Ownership Trust,
225 Franklin Street, Boston, MA

FMR Corp.                                                 852,900(2)    5.8
82 Devonshire Street
Boston, MA  02109-3614

Neuberger & Berman                                      1,112,400(3)    7.6
605 Third Avenue
New York, NY 10158

<F1>  	This number includes shares allocated to participating employees'
       accounts over which such participants have sole voting power.
<F2>  	FMR Corp. is a parent holding company of Fidelity Management and
       Research Company, an investment advisory company that manages funds for investment companies. Its beneficial ownership, as set forth in its most recent statement, filed as of December 31, 1993 pursuant to Section 13G of the
       Securities Exchange Act of 1934 (the "Act"), consists of 852,900 shares over which it has sole dispositive power and 19,400 shares over which it has sole power to vote or direct the vote.
<F3>  	Neuberger & Berman is both a broker or dealer and an investment advisory company that manages funds for clients. Its beneficial ownership as set forth in its most recent statement, filed as of December 31, 1993, pursuant to
       Section 13G of the Act consists of 346,400 shares over which it has sole power to vote or to direct the vote, 35,000 shares over which it has shared voting power and 1,112,400 shares over which it has shared power to dispose or to direct the disposition.

PERFORMANCE GRAPH

	The following graph compares the cumulative total stockholder return on the Company's Common Stock as of the end of each of the last five fiscal years with the cumulative total stockholder return on the Standard & Poor's Manufacturing (Diversified Industry) Index and on the Russell 2000 Index, assuming an investment of $100 in each at their closing prices on June 30, 1989 and the reinvestment of all dividends.

                                    Standex                   S & P
Measurement Period	                 International   Russell   Manufacturing
Fiscal Year Covered                 Corporation     2000      (Div. Ind.)

Measurement Pt.-6/30/89             $100            $100      $100
FYE 6/30/90                         $103            $103      $123
FYE 6/30/91                         $101            $104      $131
FYE 6/30/92                         $143            $119      $129
FYE 6/30/93                         $186            $151      $153
FYE 6/30/94                         $241            $157      $171




REPORT OF THE
SALARY AND EMPLOYEE BENEFITS COMMITTEE
ON EXECUTIVE COMPENSATION

	The Company's executive compensation program is founded on the same principles that guide the Company in establishing compensation programs at all levels of the organization. The overall objective is to attract, retain and motivate highly qualified individuals for all positions within the Company.

Policies

	Consistent with this objective, all compensation programs, including those for executives, adhere to the following policies:

  * 	Compensation is based on the level of job responsibility, the individual's level of performance and Company or unit performance.

  * Compensation takes into account the value of the job in the market place. The Company strives to be competitive with the pay of employers of a similar size and stature who compete with the Company for talent.

  * Equity ownership is encouraged at all levels of the Company to more closely align the interests of employees with those of the stockholders. Through its Stock Purchase Plan, the Company offers the opportunity for equity ownership to all employees at U. S. locations. In addition, the Company provides key management employees worldwide the opportunity to build significant equity ownership through the stock option program.

	Consistent with these policies, the compensation of executive officers is closely related to Company performance and, in addition to base salary, is comprised of three elements: bonus, PIPS awards and stock options.

Bonus

	Cash bonus awards are made each year to more than 900 employees of the Company in order to motivate them and reward their contribution toward the financial performance of the Company in the immediately preceding fiscal year.

	As part of this program, bonus awards are considered each year for the divisional management group as well as the executive officers of the Company. The total amount awarded to top Divisional management (approximately 85 employees) under this Program is determined by the Salary and Employee Benefits Committee (the "Committee") on the basis of the Company's overall performance (principally net income and earnings per share) in the preceding fiscal year.

	Bonus awards to top Divisional management are based on the net income of the Division measured against its historical performance and its performance relative to the other Divisions that year. Bonus awards to corporate executive officers (as a percentage of base salary) are equal to the average percentage of base salary awarded to all divisional executives in that year. In this way, bonus awards received by corporate executive officers are directly tied to the performance of the operating units.

PIPS Plan

	The Company's PIPS Plan is intended to provide an incentive to a broad group of approximately 265 management employees (including executive officers) to increase the earnings per share of the Company on a long-term basis. Sustained increases in the Company's earnings per share will presumably, under normal market conditions, lead to higher prices for the Company's Common Stock. Payments under the PIPS Plan are made only when increases in earnings per share have been achieved over the preceding five year period. Since the inception of this program, there have been several years when no payments were made.

	The Committee approves grants of PIPS shares each year, including those to executive officers of the Company, based on operational and individual performance. Awards are weighted toward the employees who have the greatest potential to impact the earnings per share of the Corporation. At maturity, the increase, if any, in the earnings per share of the Company over the base year is accorded a price/earnings ratio of 10 and is paid to the participant in cash.

	The PIPS awards, in addition to providing a direct link to increases in earnings per share and an indirect link to increases in the market price of the stock, also create an incentive for participants to remain with the Company for the long term. PIPS vest one-third per year in the last three years of each five year term. Therefore, a participant leaving the Company prior to the maturity year forfeits all non-vested PIPS.

Stock Options

	The Company believes that significant stock ownership by the executive officers of the Corporation is a major incentive in building stockholder value. Stock options are intended to encourage such stock ownership and to directly align the interests of executive officers with those of the stockholders.

	Under the 1985 Stock Option Plan, executive officers are eligible to receive occasional grants of incentive stock options and/or non-qualified stock options. Incentive stock options are granted at the fair market value of the underlying Common Stock at the date of grant and are exercisable six months from the date of grant. Non-qualified stock options may be granted below fair market value on the date of grant and generally vest in installments over a period of years. This vesting feature of non-qualified options has the effect of encouraging long-term commitment to the Company and its goals.

	The Committee determines the amount of all grants to executive officers, the term of the options and the vesting period. The size of option grants to executive officers is based on the officer's level of responsibility at the time of grant.

1993 Compensation of the Chief Executive Officer

	As Chairman and Chief Executive Officer, Mr. King is responsible for advancing the performance, growth and prospects of the Company's diverse worldwide businesses. In fiscal 1993, under his leadership, the Company had an outstanding year. Net income increased 9.6% and earnings per share were up 19.5%. Sales exceeded $500 million for the first time in the history of Standex. Return on equity was a record 19.8%. The total return to stockholders in fiscal 1993 (market appreciation plus dividends paid) was 29.5%.

	Based on the strong performance of the Company during fiscal 1993, the Committee recommended, and the Board approved, an increase of 10% in Mr. King's base salary to $715,000, effective October 1, 1993. As is its custom, the Committee approved a bonus award which, as a percentage of Mr. King's base salary, was equal to the average percentage of base salary awarded to all Divisional executives for fiscal 1993 (24.6%). In addition, the Committee awarded Mr. King a PIPS grant equal to 3.5% of the total shares awarded. This was a slight increase from the prior year's figure of 3%.

Special Performance Bonus

	At a meeting of the Salary and Employee Benefits Committee in September, 1993, a review was conducted of the outstanding performance of the Company since Mr. King became President in July, 1985. The total return to stockholders during this nine year period was 293.2% (a 16.4% annual compound rate of return) and the market capitalization of the Company grew from $166.2 million to $315.8 million as of June 30, 1993.

	One of the programs which Mr. King initiated, the Stock Repurchase Program, has been particularly successful in increasing the earnings per share of the Company and thereby creating stockholder value. Since the inception of this program, a total of 15,565,705 shares have been repurchased (through June 30, 1993) at an average cost of $11.01 per share.

	The Committee decided to retain the services of KPMG Peat Marwick to study the compensation of Mr. King in light of the Company's strong performance. The study indicated that, while the total cash compensation paid to Mr. King was in line with the 75th percentile of comparable companies (diversified manufacturing companies with sales between $300 and $800 million), his long-term compensation was below the comparison group. The survey indicated that other public companies had used special awards to recognize superior executive accomplishments. This survey concluded that a special award would be justified in order to more adequately reward Mr. King for the increase in value which his leadership has brought Standex stockholders.

	After further consideration, the Committee recommended, and the full Board approved in June, 1994, a special one-time performance bonus to Mr. King of $1 million. This bonus was accrued in the accounts of the Company in fiscal 1994 and was fully deductible by the Company for income tax purposes.

                              Salary and Employee Benefits Committee
                                     Walter F. Greeley, Chairman
                                     William L. Brown
                                     Samuel S. Dennis 3d
                                     Daniel B. Hogan

Compensation Committee Interlocks and Insider Participation

	Mr. Dennis was Vice President of the Company from November 1957 through June 1989. In addition, the Company utilizes the services of the law firm of Hale & Dorr, of which a corporation controlled by Mr. Dennis is a senior partner.


EXECUTIVE COMPENSATION

	The following table shows for fiscal years ending June 30, 1994, 1993 and 1992, the cash compensation as well as certain other compensation, paid to the named executive officers.

SUMMARY COMPENSATION TABLE


                                                                  Long Term Compensation
                                                                  Awards
                                      Annual Compensation         Securities   Payouts
Name and                     Fiscal                               Underlying   LTIP           All Other
Principal Position           Year     Salary($)   Bonus($)        Options(#)   Payouts($)(3)  Compensation(4)

Thomas L. King               1994     $698,750    $1,160,000(2)                $110,400       $42,123(5)
	Chairman & CEO              1993     $635,000    $  128,600                   $157,500       $37,358(5)
                             1992     $582,500    $  110,000                   $ 54,000        *

Edward J. Trainor(1)         1994     $222,500    $   70,000                   $ 40,480       $ 8,988(6)
	President                   1993     $195,000    $   55,000       20,000      $ 21,000       $10,264(6)

Thomas H. DeWitt             1994     $304,250    $   72,100                   $ 55,200       $ 6,778(7)
	Executive Vice President/   1993     $289,250    $   60,600                   $ 78,750       $ 6,848(7)
	Administration              1992     $272,250    $   53,000                   $ 18,000        *

David R. Crichton            1994     $221,250    $   51,700                   $ 27,600       $ 6,427(7)
	Executive Vice President/   1993     $203,750    $   40,300                   $ 19,950       $ 6,465(7)
	Operations                  1992     $181,250    $   33,000                   $ 15,750        *

Lindsay M. Sedwick           1994     $190,000    $   43,100        8,000      $ 25,760       $ 4,988
	Vice President &            1993     $168,750    $   32,700                   $ 13,650       $ 4,947
	Treasurer                   1992     $142,500    $   30,000                   $ 10,800        *

<F1>   Mr. Trainor became President of the Company on July 27, 1994, and was a
       Vice President of the Company from July 29, 1992 through July 27, 1994.
<F2>   This amount includes a $1,000,000 special bonus awarded to Mr. King and discussed in the Salary and Employee Benefits Committee report beginning on page 9.
<F3>   LTIP Payouts reflects payments received by the named executive officers pursuant to the Company's profit improvement plan described on page 15.
<F4>   All other compensation includes contributions made by the Company to the
       Standex Employees' Stock Ownership Plan, a defined contribution plan.
       Estimates of the aggregate amounts contributed to this plan during fiscal 1994 is $4,988 for each named executive and during fiscal 1993 are: Messrs. King,
       DeWitt, Crichton and Trainor, $5,264 respectively and Mr. Sedwick $4,947.
<F5>   This amount includes $32,094, the premium paid by the Company on whole life insurance owned by a trust of which Mr. King is a trustee for fiscal 1994 and 1993, respectively and $5,041, the premium paid by the Company for additional group term life insurance in 1994.
<F6>   This amount also includes a performance bonus of $4,000 awarded to Mr.
       Trainor in 1994 and a performance bonus of $5,000 awarded in 1993.
<F7>   This amount includes the dollar value of term life insurance premiums paid by the Company (Mr. DeWitt-$1,790 in 1994 and $1,584 in 1993; Mr.
       Crichton-$1,439 in 1994 and $1,201 in 1993).

Stock Options

	The following two tables provide information on stock option grants made to the named executive officers in fiscal year 1994, options exercised during fiscal year 1994 and options outstanding on June 30, 1994.


STOCK OPTION GRANTS IN FISCAL 1994

                        Number of
                        Securities     	% of Total                                  Grant Date
                        Underlying      Options Granted  Exercise or		              Present
                        Options         to Employees     Base Price	   Expiration   Value
Name                    Granted(#)(1)   in Fiscal Year   ($/Sh)        Date         ($)(2)

Thomas L. King          -0-             -                -             -            -

Thomas H. DeWitt        -0-             -                -             -            -

David R. Crichton       -0-             -                -             -            -

Edward J. Trainor       -0-             -                -             -            -

Lindsay M. Sedwick      8,000           21.62%           $16.00        07/13/01     $71,040

<F1>   Below market grant of non-qualified option first exercisable one year from date of grant in annual increments of one-fifth of aggregate shares subject to grant and all shares subject to option exercisable on and after the fifth anniversary of the date of grant. In order to exercise the option, the employee must be employed by the Company or the exercise must be within three months of termination of employment, unless such termination is due to death or disability.
<F2>   In accordance with Securities and Exchange Commission Rules, the Black-
       Scholes option pricing model was chosen to estimate the grant date present value of the option granted. Assumptions used to calculate Grant Date Present
       Value of all option shares granted during the fiscal year were: expected volatility-0.22; risk free rate of return-7.0%; dividend yield-2.13%; and time of exercise - 8 years. The valuation model was not adjusted for non-
       transferability, risk of forfeiture or the vesting restrictions in the option.
       The Company does not believe that the Black-Scholes model or any other model, whether or not modified, can accurately determine the future value of an option because such values depend on future unpredictable factors. The future values realized may vary significantly from the values estimated by the Black-
       Scholes model or any other model. Any future values realized will ultimately depend upon the excess of the market price of the stock over the grant price on the date the option is exercised.



AGGREGATED OPTION EXERCISES IN FISCAL 1994
 AND FISCAL YEAR END OPTION VALUES

                                                        Number of Securities            Value of Unexercised
                                                        Underlying Unexercised Options  In-the-Money Options at
                      Shares Acquired  Value            At Fiscal Year End              Fiscal Year End($)(2)
Name                  On Exercise(#)   Realized($)(1)   Exercisable   Unexercisable     Exercisable   Unexercisable

Thomas L. King        8,000            $122,480         25,200        16,800            $472,500      $315,000

Edward J. Trainor     6,800            $144,340          5,200        18,400            $ 64,220      $211,880

Thomas H. DeWitt      4,000            $ 71,240         14,800        10,800            $266,240      $202,500

David R. Crichton     7,800            $298,264         -0-           10,800            -0-           $202,500

Lindsay M. Sedwick    1,900            $ 34,789         12,932        12,800            $222,299      $172,000

<F1>  Value Realized equals the fair market value of underlying securities at time of exercise, minus the exercise price, multiplied by the number of shares acquired without deducting for taxes paid by the employee.
<F2>  Calculated based on June 30, 1994 market price of $26.25 less the price to be paid upon exercise.

Long Term Incentive Plan

	The following table provides information regarding awards made to the named executive officers during fiscal 1994 under the Company's profit improvement plan. Each year certain eligible employees are granted profit improvement participation shares ("PIPS") which mature in five years vesting one-third per year in the last three years of the five year term. At maturity, the increase, if any, in the earnings per share of the Company over the base year is accorded a price/earnings ratio of 10 and is paid to the participant in cash. There is no maximum payout. The figures in the Target column were calculated based on the assumption that the payout rate on the PIPS shares granted in 1993 would be equal to the actual payout rate on shares maturing in 1994.

LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                             Estimated Future Payouts
                                                                             Under Non-Stock
                               Number of Shares,   Performance or            Price Based Plans
                               Units or Other      Other Period Until        Target
Name                           Rights(#)           Maturation or Payout      ($ or #)

Thomas L. King                 6,000               5 years                   $46,500

Edward J. Trainor              2,500               5 years                   $19,375

Thomas H. DeWitt               2,500               5 years                   $19,375

David R. Crichton              2,200               5 years                   $17,050

Lindsay M. Sedwick             2,000               5 years                   $15,500

Pension Plan Table

	The following table shows the estimated annual benefits payable upon retirement for the named executive officers in the compensation and years of service classifications indicated under the Company's pension plan.

                                          Years of Service
       Average Compensation       10        20        25        30

       100,000                     13,500    27,000    33,750    40,500
       200,000                     27,000    54,000    67,500    81,000
       300,000                     40,500    81,000   101,250   121,500
       400,000                     54,000   108,000   135,000   162,000
       500,000                     67,500   135,000   168,750   202,500
       600,000                     81,000   162,000   202,500   243,000
       700,000                     94,500   189,000   236,250   283,500
       800,000                    108,000   216,000   270,000   324,000
       900,000                    121,500   243,000   303,750   364,500

	Pensions are computed on a straight-life annuity basis and are not reduced for Social Security or other offset amounts. Participants receive a pension based upon average compensation in the three highest consecutive calendar years multiplied by the number of years of service, times 1.35%. Average monthly compensation is determined by adding the three highest consecutive years' earnings and dividing by thirty-six.

	The Internal Revenue Code of 1986, as amended, limits the benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has a non-qualified pension plan to provide for the full payment of the above pensions to the extent the pension amounts exceed tax-qualified limits. The pension amounts that exceed tax-qualified limits will be accounted for by the Company as an operating expense.

	The compensation covered by the pension plan is based on the combined amounts set forth under the headings "Salary", "Bonus" and "LTIP Payouts" of the Summary Compensation Table. However, the $1 million bonus paid to Mr. King is excluded by agreement from compensation covered by the pension plan. The years of credited service as of June 30, 1994 for the executive officers named on the Summary Compensation Table are as follows: Thomas L. King-30 years; Edward J. Trainor-10 years; Thomas H. DeWitt-21 years; David R. Crichton-22 years and Lindsay M. Sedwick-24 years.

Employment Agreements

	Messrs. King, DeWitt, Crichton, Sedwick and Trainor each have employment agreements with the Company which provide for full-time employment until June 30, 1995 for Mr. King and January 31, 1996 for Messrs. DeWitt, Crichton,
Sedwick and Trainor respectively. Messrs. DeWitt, Crichton, Sedwick and Trainor's employment agreements automatically renew for two consecutive three year terms unless notice of termination is given one year prior to the end of the then current term. The agreements provide for the payment of minimum annual compensation of $400,000 for Mr. King, $293,000 for Mr. DeWitt,
$210,000 for Mr. Crichton, $175,000 for Mr. Sedwick and $200,000 for Mr. Trainor. After expiration of his full-time employment (or any renewal period), or upon an earlier termination by the Company due to disability, Mr. King will act in a consulting capacity for a period of three years at a compensation level equal to two-thirds of the higher of (i) his then annual base compensation or (ii) the minimum figure indicated above. Pension and other deferred benefits to which Mr. King is then entitled may be paid in addition to the above amounts. Their respective agreements prohibit Messrs. King, DeWitt, Crichton, Sedwick and Trainor from competing with the present or future business of the Company for two years subsequent to the termination of their respective employments. Mr. King presently receives base compensation under his agreement at an annual rate of $715,000, Mr. Trainor receives $330,000, Mr. DeWitt receives $308,000, Mr. Crichton receives $225,000 and Mr. Sedwick receives $195,000.

	Mr. King's employment agreement contains an additional provision permitting him to participate for the remainder of his life, after termination of his employment with the Company, in any medical, hospitalization or other health plan of the Company provided Mr. King pays all premiums attributable to such coverage.

	The named executives' respective employment agreements contain provisions that protect the executives from termination of employment in the event of a hostile change in control as defined in their employment agreements. These provisions require, in the event of termination, payment of three times the respective executive's then current annual base salary and bonus, 100% vesting in all benefit plans in which the executive participates and three additional years of benefit service credited to the executive under the Company's retirement plans. Additionally, all life and medical insurance plans would be continued for three years for each terminated executive.

OTHER INFORMATION CONCERNING THE COMPANY

Board of Directors and Its Committees

	Six meetings of the Board of Directors were held during the fiscal year ended June 30, 1994. Each director of the Company attended at least 75% of the meetings held during the year by the Board and all committees on which the director served with the exception of Mr. Bolten, Jr. who attended 50% of the meetings.

	The Board has a Salary and Employee Benefits Committee consisting of Messrs. Brown, Greeley, (each of whom served as Chairman for part of the fiscal year), Dennis and Hogan. During fiscal 1994 the Committee held four meetings. The Committee makes recommendations to the Board on the compensation of the top management of the Company and reviews the compensation of top divisional management of the Company. Between meetings of the Board of Directors, the Committee exercises the powers of the Board pertaining to the Employee Stock Purchase Plan, and the 1985 Stock Option Plan.

	Messrs. Brown (Chairman), Greeley and Landry serve on the Company's Audit Committee. During fiscal 1994, the Committee met on two occasions. The Audit Committee reviews, both prior to and after the audit, the Company's financial reporting function, the scope and results of the audit performed (or to be performed) by the independent auditors of the Company and the adequacy of the Company's internal controls and reports thereon to the Board of Directors.

	During the fiscal year, the Nominating Committee of the Board consisted of Messrs. Dennis (Chairman), Brown and King. The function of the Committee is to consider and recommend to the Board nominees for election as directors of the Company. The Committee will consider nominees recommended by stockholders. Although no formal procedure has been established, stockholders may submit recommendations to the Secretary of the Company, 6 Manor Parkway, Salem, New Hampshire 03079 at the time set forth for submitting shareholder proposals generally.

	During fiscal 1994, the Company paid certain non-employee directors $17,000 as a retainer plus $1,000 for all Board meetings attended. Each director also received $750 for each Committee meeting attended. Additionally, non-employee directors serving as Committee chairmen were paid $1,000 for serving in that capacity for the fiscal year.

Certain Transactions

	The Company utilizes the services of the law firm of Hale & Dorr, of which a corporation controlled by Mr. Dennis is a senior partner.

Indebtedness of Management

	The Company has a Stock Option Loan Plan pursuant to which it has made loans to employees to enable them to exercise stock options. Since July 1, 1984, loans under this plan have been made at market interest rates at the time the loan is extended. Prior to that time, an interest rate of 6% was used. The loans must be repaid within ten years. Regular quarterly payments are made which reduce the outstanding indebtedness. The Company holds as collateral all stock received on the exercise of options under this plan.

	The largest amount of indebtedness outstanding under this plan as to certain directors and officers of the Company at any time since the beginning of the last fiscal year, as well as the amount outstanding as of July 31, 1994, are as follows:

                                       Largest
                                       Amount           Amount
                                       Outstanding      Outstanding
           Name of                     Since            As of
           Individual                  July 1, 1993     July 31, 1994

           Lindsay M. Sedwick          $172,250         $171,007

PROPOSAL 2 - APPROVAL OF AUDITORS

	Subject to approval by the stockholders, the Board of Directors has appointed the firm of Deloitte & Touche, independent public accountants, as auditors of the Company for the year ending June 30, 1995. This firm and two predecessor firms have been auditors of the Company since 1955.

	It is expected that representatives of Deloitte & Touche will be present at the Annual Meeting of Stockholders where they will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

PROPOSAL 3 - APPROVAL OF 1994 STOCK OPTION PLAN

	The Board of Directors has adopted the 1994 Stock Option Plan (the "1994 Plan") and has recommended it to stockholders for approval. The 1994 Plan will replace the 1985 Stock Option Plan (the "1985 Plan") which expires on July 31, 1995. The 1994 Plan continues many of the features of the 1985 Plan which was approved by the stockholders. The Board believes that over the years the Company's stock option plans have benefited stockholders by allowing the Company to attract, retain and motivate key employees and recommends that the stockholders approve the 1994 Plan.

	The principal features of the 1994 Plan are described below. The full text of the 1994 Plan is annexed hereto as Exhibit A and should be referred to for a complete description of its provisions.

1994 Stock Option Plan

	General. The 1994 Plan provides for the grant of incentive stock options meeting the requirements of Section 422A of the Internal Revenue Code of 1986 (the "Code") which are granted at the fair market value of stock on the date of grant. In addition, the plan provides for the grant of non-statutory stock options which do not meet the requirements of the Code and which are granted at or less than fair market value but not less than 50% of the fair market value on the date of grant. All options under the 1994 Plan are granted to key management personnel. Approximately 100 employees of the Company will be eligible to participate in the 1994 Plan. The 1994 Plan would make options covering 400,000 shares of the Common Stock of the Company available for issuance. The market value of the Common stock on August 30, 1994 was $27.75.

	Administration. The 1994 Plan is administered by the Salary and Employee Benefits Committee of the Board of Directors (the "Committee") which has authority to determine: the individuals to whom options will be granted; the time at which options will be granted; the number of shares subject to each option; the type of option granted; and the period during which each option may be exercised.

	Eligibility. Employees and non-employee officers of the Company or any subsidiary selected by the Committee are eligible to receive options under the 1994 Plan. To qualify as incentive stock options, options must meet additional Federal tax requirements including a limitation in the aggregate value of shares subject to incentive stock options exerciseable annually by an employee and restrictions in exercisability while certain previously granted incentive stock options are outstanding. Additionally, incentive stock options will not be granted to an employee who, immediately before the grant, owns more than 10% of the Common Stock of the Company. Further the net maximum number of shares of Common Stock with respect to which options may be granted to any employee shall not exceed 400,000 shares during the 10-year term of the 1994 Plan.

	Purchase Price. Under the 1994 Plan the purchase price of each share of Common Stock upon the exercise of any incentive option issued will be the fair market value per share (as determined by the Committee) on the date the option is granted. The purchase price of each share of Common Stock pursuant to the grant of a non-statutory option may be between 50% and 100% of such fair market value on the date the option is granted. Payment of the purchase price will be made in cash or in shares of Common Stock owned by the option holder and valued at the fair market value on the business day preceding the exercise of the option. Shares which were acquired by the previous exercise of a stock option may be used to exercise any option after any waiting period established by the Committee has been satisfied.

	Employees may take advantage of the Standex Stock Option Loan Plan to exercise stock options. This plan, which makes loans available to all employees holding options, is explained in more detail under the caption "Indebtedness of Management" on page 19.

	Duration of Options. Options must be granted under the 1994 Plan within ten years of the Plan's adoption date (July 27, 1994) and each option must be exercised within ten years from the date of grant or within such other lesser period set by the Committee. Unless the Committee specifies otherwise, options may be exercised at any time during their term except that no option may be exercised during the first six months of its term. Generally the Committee has required a vesting schedule on non-statutory options of from three to five years.

	At the time of the exercise of an option, the holder must be, and have been continuously, since the date of the grant of the option, employed by the Company or one of its subsidiaries or be a non-employee officer of the Company or one of its subsidiaries, provided, however, that if a cessation of employment is due to retirement, death or disability, and the option is non-statutory, the option may be exercised within one year following such cessation and shall continue to vest during that one year period. If cessation of employment is due to any other reason, the non-statutory option must be exercised within three months. Notwithstanding the foregoing, incentive stock options must be exercised within three months of any termination not due to death or disability, but may be exercised within one year of death or disability. In no event shall an option be exercised beyond its term. The Committee has the power to cancel any option if, in the opinion of the Committee, the option holder engages in activities contrary to the interests of the Company or any of its subsidiaries.

	Non-Transferability. Options granted under the 1994 Plan are not transferable other than at death and are exerciseable during the employee's lifetime only by the employee.

	Adjustments in Event of Capital Changes. The 1994 Plan provides for an appropriate and proportionate adjustment in the number and kind of shares of Common Stock authorized by the 1994 Plan and in the number and kind of shares subject to outstanding options in order to compensate for any stock split, stock dividend, subdivision or combination affecting the Common Stock. In the event that the Company is merged or consolidated with another corporation or in the event of a reorganization, a liquidation, the sale of substantially all of the assets of the Company or the acquisition of more than 50% of the outstanding voting stock of the Company by another corporation, the Board of Directors shall make appropriate provisions for the protection of outstanding options. Any adjustments described above will be made by the Board of Directors of the Company which determination shall be conclusive.

	Amendment; Termination. The Board of Directors may amend or terminate the 1994 Plan at any time, provided that the Board may not, without stockholder approval: (a) increase the maximum aggregate number of shares which may be issued pursuant to the exercise of options granted under the 1994 Plan (except pursuant to recapitalizations, reclassifications, stock splits, stock dividends or other subdivisions or combinations affecting the Common Stock); (b) change the option exercise price of any outstanding option; (c) increase the maximum term of any option; (d) materially modify the eligibility requirements for participation in the plan; (e) materially increase the benefits accruing to participants under the 1994 Plan, or make any other changes requiring shareholder approval in order for the 1994 Plan to continue to qualify pursuant to Rule 16-3 under Section 16 of the Securities Exchange Act of 1934.

	Change in Control. The 1994 Plan provides that all options outstanding as of the date of a "Change in Control," as that term is defined in the plan, shall become exerciseable in full whether or not otherwise exerciseable.

	Federal Income Tax Consequences of Stock Options. In general, an option holder will not be taxed nor will the Company be entitled to a deduction upon the grant of either a non-statutory or an incentive stock option (ISO).

	Similarly, the option holder will not have taxable income nor the Company a deduction upon the exercise of an ISO (except that the individual alternative minimum tax may apply). Upon exercise of a non-statutory stock option, the option holder will generally recognize ordinary income in the amount by which the fair market value (FMV) exceeds the option price. The Company is entitled to a deduction for the same amount. In certain instances, the stock received upon exercise of a non-statutory option may be subject to certain restrictions (i.e. Section 16(b) of the Securities Exchange Act of
1934). In these cases, taxation (and the Company deduction) is deferred until the restriction lapses unless the option holder makes an election under
Section 83(b) of the Code in which case the general requirements of income recognition and deduction apply.

	If the stock acquired as a result of an ISO exercise is disposed of before expiration of the applicable ISO holding periods (disqualifying disposition), the option holder shall recognize income and the Company shall be entitled to a deduction in an amount equal to the lesser of the difference between (1) FMV on the date of exercise and the option price or (2) the sales price and FMV on the date of exercise. Otherwise, taxation to the individual on disposition of stock acquired as a result of an ISO or non-statutory exercise will depend upon the length of time the stock has been held. Such dispositions will have no effect on the Company.

	The Board of Directors recommends that stockholders vote FOR this proposal.

OTHER PROPOSALS

	Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Compliance With The Securities Exchange Act

	Pursuant to the Securities Exchange Act of 1934, the Company's executive officers and directors are required to file reports of ownership and changes in ownership in the Common Stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange with copies of those reports filed with the Company.

	Based solely upon a review of the copies of the reports furnished to the Company, the Company believes that during fiscal 1994 all such filing requirements applicable to executive officers and directors have been complied with.


STOCKHOLDER PROPOSALS

	Any stockholder desiring to submit a proposal for consideration at the 1995 Annual Meeting of Stockholders must submit such proposal to the Company in writing on or before May 19, 1995.

                                        By the Board of Directors


                                        Richard H. Booth, Secretary

September 16, 1994

EXHIBIT A

STANDEX INTERNATIONAL CORPORATION

1994 STOCK OPTION PLAN

	1. Purpose. The purpose of this plan is to secure for Standex International Corporation (the "Company") and its shareholders the benefits arising from capital stock ownership by those key officers or employees of the Company and of its subsidiaries who will be responsible for its future growth and continued success. The Plan will provide a means whereby such officers or employees may purchase shares of the Common Stock of the Company pursuant to options.

	2. Types of Options. Options shall be granted under this Plan by the Salary and Employee Benefits Committee (the "Committee") of the Board of Directors of the Company which shall be made up of two or more directors each of whom is (i) a disinterested person, as that term is defined in Section 16b-
(3) of the Securities Exchange Act of 1934 (the "1934 Act"), as amended and
(ii) an outside director, as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Options may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422(b) of the Code or non-statutory options which are not intended to meet the requirements of Section 422(b).

	3. Administration. This Plan will be administered by the Committee, whose construction and interpretation of the terms and provisions of this Plan shall be final and conclusive.

	The Committee may, in its sole discretion, grant options to purchase shares of the Company's Common Stock to such key officers or employees as it shall determine and shall issue shares upon exercise of such options. The Committee shall have the authority to determine the time at which options will be granted, the type of each option granted, the number of shares which will be subject to each option as well as, subject to the provisions of this Plan, the terms and provisions of each agreement with officers or employees covering the options.

	The Committee shall have authority, subject to the provisions of the Plan, to construe the respective option agreements as well as this Plan and to prescribe, amend and rescind such rules and regulations relating to this Plan as it shall deem proper. The Committee shall make all determinations which, in its judgment, are necessary or desirable for the proper administration of this Plan. No member of the Committee shall be liable for any action or determination concerning this Plan, if made in good faith.

	4. Eligibility. Individuals who are key officers or employees of the Company of any subsidiary corporation (including officers and directors who are not employees) as determined, from time to time, by the Committee, shall be eligible to participate in this Plan. Members of the Committee shall not be eligible to be granted stock options under the Plan while serving on the Committee. No person shall be granted any Incentive Stock Options under this Plan who, at the time such option is granted, owns directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary.

	5. Stock Subject to Plan. Subject to adjustment as provided in Section 14 hereof, the stock to be offered under the Plan shall consist of shares of the Common Stock of the Company, par value $1.50 per share, and may include authorized but unissued shares or previously issued shares reacquired by the Company and held in its treasury. The aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 400,000 shares (as presently constituted). If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under this Plan.

	Subject to adjustment as provided in Section 14 hereof, the net maximum number of shares of Common Stock with respect to which options may be granted to any employee under the Plan shall not exceed 400,000 shares during the ten-year term of the Plan. For the purposes of calculating such maximum number,
(a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled.

	6. Purchase Price. The purchase price of the stock covered by each option shall be as follows: (a) the fair market value of such stock, as determined by the Committee, on the date the option is granted in connection with any incentive stock options granted hereunder and (b) at or below the fair market value of such stock (but in no event less than 50% of the fair market value of the stock), as determined by the Committee, on the date the option is granted in connection with any non-statutory stock options granted hereunder.

	The purchase price of any shares purchased shall be paid in full at the time of each such purchase as follows: (a) in cash, (b) by check payable to the order of the Company, (c) by tender of stock certificates in proper form for transfer to the Company, representing shares of the Company's Common Stock valued at the fair market value of the Common Stock ( as determined by the Committee) on the preceding business day, or (d) by any combination of the foregoing, provided, however, that no shares may be tendered in payment of the exercise price if such shares were acquired by previous exercise of an incentive or non-statutory stock option unless and until a waiting period established, from time to time, by the Committee has been satisfied. The obligation to pay the purchase price in full as stated above shall not preclude the option holder from borrowing funds from the Company pursuant to any plan covering such loans as may then be in effect.

	7. Duration of Options. Each option and all rights thereunder shall expire on such date as the Committee may determine, which shall be, in no event, later than ten years from the date in which the option is granted (or such shorter period as may be applicable under Section 422 of the Code).

	8. Exercise of Options. Any option may be exercised in whole at any time or in part from time to time during its term, provided, however, that no option may be exercised during the first six months of its term. Subject to this limitation, the Committee may, in its discretion, provide that an option, may not be exercised in whole or in part, for any further period or periods of time specified by the Committee.

	9. Nontransferability of Options. Options issued under this Plan shall, by their terms, be nontransferable by the option holder, either voluntarily or by operation of law, provided, however, that they may be transferred pursuant to a will or to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, 26 U.S.C. Section
1 et. seq. or Title I of the Employment Retirement Income Security Act or rules thereunder. Options shall be exercisable during the lifetime of the holder only by the holder.

	10. Effect of Termination of Employment. No option may be exercised unless, at the time of such exercise, the option holder is, and has been continuously since the date of grant of his or her option, an officer or employee of the Company or one of its parent corporations or subsidiaries, provided, however, that:

(a)	if (i) the option is a non-statutory option and the option holder's employment with the Company terminates other than by reason of the option holder's death, disability or retirement, or (ii) if the option is an incentive stock option and the option holder's employment with the Company terminates other than by reason of the option holder's death or disability, the option shall terminate and its exercisability shall cease to be exercisable three months after the date that the option holder's employment terminates;

(b)	if a holder of an incentive stock option (i) becomes disabled (within the meaning of Section 105(d)(4) of the Code) while in such employ or (ii) dies while in such employ or within three months after the option holder ceases to be such an officer or employee of the Company, such incentive stock options may be exercised within a period of up to one year after the date the option holder ceases to be such an officer or employee because of such disability or death;

(c)	if the holder of a non-statutory stock option (i) becomes disabled
(within the meaning of Section 105(d)(4) of the Code) while in such employ, or
(ii) dies while in such employ or within three months after the option holder ceases to be such an officer or employee of the Company, or (iii) retires under a retirement plan of the Company, such non-statutory stock options may be exercised within a period of up to one year after the date the option holder ceases to be such an officer or employee because of such disability, death or retirement.

Notwithstanding the foregoing, no option may be exercised after the expiration date of the option and options may be cancelled by the Committee at any time if, in the opinion of the Committee, the option holder engages in activities contrary to the interests of the Company or any of its subsidiaries. For all purposes of this Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Regulations under the Code (or any successor regulations).

	Further, in the event of termination of employment resulting from the retirement or disability of the option holder, any and all outstanding non-statutory options, which are not fully vested, will continue to vest in accordance with their respective provisions for a period of one year from the date of termination of employment. In the case of all other terminations of employment and in the case of incentive stock options, vesting will cease as of the date of such termination.

	11. Incentive Stock Options. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock which may be made the subject of Incentive Stock Options granted under this Plan (and under any other incentive stock option plans of the Company, and any parent corporation and subsidiary) and first exercisable by any officer or employee in any one calendar year shall not exceed the sum of $100,000.

	12. Issuance of Shares. No person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

	13. Investment Representation. The Company may require any option holder, as a condition of exercising an option, to give written assurance in form and substance satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account, for investment and not with any present intention of selling or otherwise distributing the same.

	14. Adjustments. If the outstanding shares of the Common Stock of the Company are changed by reason of a recapitalization or reclassification of the Company's capital stock or if there shall be a stock split, stock dividend, subdivision or combination affecting the Common Stock, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

	In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for incentive stock options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the option holders, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the option holder within a specific period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the option holders equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and/or (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

	Adjustments under this Section 14 shall be made by the Board of Directors of the Company, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the Plan for any such adjustment.

	15. No Special Employment Rights. Nothing contained in this Plan or in any option granted under this Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company (or any parent or subsidiary) or interfere in any way with the right of the Company (or any parent or subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board of Directors at the time.

	16. Other Employee Benefits. The amount of any compensation deemed to be received by an officer or employee as a result of the exercise of a stock option will not constitute "earnings" with respect to which any other employee benefits of such officer or employee are determined, including, without limitation, benefits under any pension, ESOP or life insurance plan.

	17. Amendment, Suspension and Termination of the Plan. The Board of Directors may, at any time and from time to time, suspend, terminate, modify or amend this Plan in any respect, provided that (except to the extent expressly required or permitted by the Plan) no such amendment shall, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required in order for the Plan to continue to qualify under Rule 16b-3 promulgated under Section 16 of the 1934 Act.

	The termination or any modification or amendment of the Plan shall not, without the consent of an option holder, affect his or her rights under an option previously granted. The Board of Directors shall have the right to amend or modify the terms and provisions of this Plan and of any outstanding incentive stock options granted under this Plan to the extent necessary to qualify any or all such options for such favorable Federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

	18. Withholding. The Company's obligation to deliver shares upon the exercise of any option granted under this Plan shall be subject to the option holder's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. An option holder may elect to satisfy all applicable Federal, state and local income and employment tax withholding requirements by: (a) authorizing the Company to retain a portion of the option shares; (b) delivering other already owned shares to the Company; (c) payment in cash or by check; or (d) any combination of the foregoing.

	19. Application of Section 16 of the 1934 Act. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be construed or deemed amended, to the extent permitted by law, deemed advisable by the Committee and necessary to conform with such requirements with respect to such person.

	20. Effective Date and Expiration of Plan. This Plan shall be effective on July 27, 1994, subject to its approval by the holders of a majority of the outstanding Common Stock of the Company prior to December 31, 1994, and shall expire automatically on July 27, 2004 (except as to options previously granted and outstanding at the date).

	21. Change in Control. Notwithstanding any other provision to the contrary in this Plan, in the event of a Change in Control (as defined below), all options outstanding as of the date such Change in Control occurs shall become exercisable in full, whether or not otherwise exercisable in accordance with their terms.

	A "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur:

(a)	any "person", as such term is used in Section 13(d) and 14(d) of the
1934 Act, (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13(d) under the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

(b)	individuals who, as of July 27, 1994, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 27, 1994 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act) shall be, for purposes of this Section, considered a member of the Incumbent Board;

(c)	the stockholders of the Company approve a merger or consolidation of the
Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

(d)	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

	22. Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements, not inconsistent with the intent of the Plan as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign jurisdictions to option holders who are subject to such laws.


COMMON STOCK PROXY CARD



STANDEX INTERNATIONAL CORPORATION

Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoint(s) Thomas L. King and Thomas H. DeWitt as proxies, with full power of substitution, and hereby authorizes them or any of them to vote the stock of the undersigned at the Annual Meeting of Stockholders of Standex International Corporation (the "Company") to be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, on Tuesday, October 25, 1994 at 11:00 a.m., and at any adjournments thereof, as indicated below on the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.

   Unless otherwise instructed, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

(Important - To be Signed and Dated on Reverse Side)
SEE REVERSE SIDE


1. Election of Directors
To fix the number of Directors at thirteen.
For three-year terms expiring in 1997;
Thomas H. DeWitt, Walter F. Greeley, C. Kevin Landry,
H. Nicholas Muller, III, Ph.D., Edward J. Trainor.

FOR   [ ]   WITHHELD   [ ]

[ ]
For all nominees except as noted above.

2. To approve selection of Deloitte & Touche as independent auditors.

[ ]          [ ]              [ ]
FOR          AGAINST          ABSTAIN

3. To approve the adoption of the 1994 Stock Option Plan covering 400,000 shares.

[ ]          [ ]              [ ]
FOR          AGAINST          ABSTAIN

4. To transact such other business as may come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]

Signature:               Date
Signature:               Date


ESOP PROXY CARD



STANDEX INTERNATIONAL CORPORATION

Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

   As a participant in the Standex International Corporation Employees' Stock Ownership Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on June 30, 1994 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Stockholders to be held on October 25, 1994, or any adjournment thereof.

   Unless otherwise instructed, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

(Important - To be Signed and Dated on Reverse Side)
SEE REVERSE SIDE


1. Election of Directors
To fix the number of Directors at thirteen.
For three-year terms expiring in 1997;
Thomas H. DeWitt, Walter F. Greeley, C. Kevin Landry,
H. Nicholas Muller, III, Ph.D., Edward J. Trainor.

FOR   [ ]   WITHHELD   [ ]

[ ]
For all nominees except as noted above.

2. To approve selection of Deloitte & Touche as independent auditors.

[ ]          [ ]              [ ]
FOR          AGAINST          ABSTAIN

3. To approve the adoption of the 1994 Stock Option Plan covering 400,000 shares.

[ ]          [ ]              [ ]
FOR          AGAINST          ABSTAIN

4. To transact such other business as may come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]

Signature:               Date
Signature:               Date